EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-96616, 33-677, 2-77778, 2-83297, 2-81753, 33-
17875, 33-19911, 33-25396, 33-25674) and on Form S-3 (Nos. 33-45213, 33-59663)
of Ralston Purina Company and the Prospectuses thereto, of our report dated November 2, 1995 appearing on page 25 of the Ralston Purina Company 1995 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K




PRICE WATERHOUSE LLP
St. Louis, Missouri